Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2/A (Nos. 333-122363) of Procera Networks, Inc. of our report dated February 13, 2006, relating to the financial statements, which appears in this Form 10-KSB.

Palo Alto, California
March 31, 2006